    EXHIBIT 99


CITIZENS LOGO

November 22, 2004                               Contact: Craig Litchfield
                                                             570.724.3411
                                                         Patrick Donnelly
                                                             607.698.4295

                             FOR IMMEDIATE RELEASE:
                              ---------------------

           CITIZENS & NORTHERN CORP. TO ACQUIRE CANISTEO VALLEY CORP.


   WELLSBORO, PA. and CANISTEO, NY - In its first venture into New York State, Citizens & Northern Corporation, along with Canisteo Valley Corporation, has announced the signing of a definitive agreement and plan of merger.

   Canisteo Valley Corporation is the parent company of First State Bank; a New York State chartered commercial bank with two offices in Steuben County, NY, and assets of $42.5 million as of September 30, 2004. Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, which has assets in excess of $1.1 billion and 19 offices in Bradford, Lycoming, Sullivan and Tioga Counties in Pennsylvania.

   Under the agreement, C&N will acquire Canisteo Valley Corp. in an all-cash merger transaction. The transaction, which has been approved by the Boards of Directors of both companies, is expected to be completed during the second quarter of 2005, pending Canisteo stockholder approval, regulatory approval, and other customary conditions of closing. At closing, First State Bank will operate as a separate subsidiary of C&N.

   Craig G. Litchfield, C&N chairman, president and CEO, said he is looking forward to working with the Canisteo community and residents of Steuben County. "I believe it is very appropriate that our first opportunity to enter the New York State market comes via a community such as Canisteo, which is quite similar to the smaller Pennsylvania communities we have been serving so well for 140 years. I am confident that the people of Steuben County will appreciate our community-focused style of banking and will find us to be a good and loyal neighbor. We look forward to working with the First State Bank employees and customers."

   Litchfield said this transaction is expected to be accretive within one year after closing and "provides additional opportunities for C&N in New York State."

   Amy Nugent Farley, Canisteo chairman, said, "This merger will reap tremendous benefits, not only for our shareholders, but for our customers and the community. C&N has a strong reputation for community involvement, along with a commitment to local decision making by its local office personnel."

   Patrick Donnelly, who will remain president of First State Bank after the transaction, said, "I am very pleased that a community-based corporation with the values and assets of C&N has chosen to come into our market. This merger can only benefit our customers, employees and the community. The people of Steuben County will find C&N to be a huge asset."

   Citizens & Northern Corporation is a bank holding company headquartered in Wellsboro, PA. The Company's stock trades on the Over-the-Counter Bulletin Board under the symbol CZNC.OB. C&N can be found on the worldwide web at www.cnbankpa.com.

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect", "plan", "anticipate", "target", "forecast" and "goal". Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include changes in monetary and fiscal policies of the Federal Reserve Board and the U. S. Government, particularly related to changes in interest rates, changes in general economic conditions, legislative or regulatory changes, downturn in demand for loan, deposit and other financial services in the Corporation's market area, increased competition from other banks and non-bank providers of financial services, technological changes and increased technology-related costs, changes in accounting principles, or the application of generally accepted accounting principles and other similar outside influences. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.


                                       4